UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2013

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Saba Software, Inc. (the “Company”) entered into a letter agreement dated as of November 30, 2013, with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company relating to the Credit Agreement between the Company and Wells Fargo dated as of June 27, 2011, as amended (the “Credit Agreement”). Pursuant to the terms of the letter agreement, Wells Fargo extended from November 30, 2013 to December 31, 2013 the deadline for the Company to deliver to Wells Fargo under the terms of the Credit Agreement the Company’s Form 10-K for its fiscal year ended May 31, 2012 and the related financial statements and officer’s compliance certificate. The letter agreement also amends the Credit Agreement to, among other things, change the Company’s deadline for providing its Form 10-K for the fiscal year ended May 31, 2013 and the related financial statements and officer’s compliance certificate from the 90th day following the Restatement Completion (as defined in the Credit Agreement) to February 28, 2014.

The Company has previously reported its delay in filing its periodic reports with the Securities and Exchange Commission and the Company’s pending restatement of prior financial results. A copy of the letter agreement with Wells Fargo is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, between the Company, HAL Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of November 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: December 4, 2013	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary